Exhibit 15(b)



          August 4, 1998



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

          Ladies and Gentlemen:

          We are aware that UniSource Energy Corporation has included our report dated May 5, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-31043) on Form S-3 to be filed on or about August 5, 1998. We are also aware of our responsibilities under the Securities Act of 1933.


          Yours very truly,

          /s/ PricewaterhouseCoopers LLP

          PricewaterhouseCoopers LLP